UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2020

IMAC Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38797	83-0784691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1605 Westgate Circle, Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 266-4622

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	IMAC	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	IMACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 5, 2020, IMAC Holdings, Inc. (the “Company”) entered into a Contract of Purchase and Sale (the “Purchase Agreement”) with an unaffiliated third party (“Buyer”) pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”). Under the terms of the Purchase Agreement, the Company agreed to sell its property located at 2537 Larkin Road, Lexington, Kentucky (the “Real Property”) to Buyer, for a total purchase price of $1.3 million. The net proceeds to be received by the Company will be reduced by transaction commissions and expenses incurred in connection with the sale.

At the consummation of the Sale and Leaseback Transaction, the Company will enter into a commercial single-tenant triple net lease (the “Lease Agreement”) with Buyer pursuant to which the Company will lease back from Buyer the Real Property for a term commencing on the consummation of the Sale and Leaseback Transaction and ending five years after the consummation of the Sale and Leaseback Transaction, unless earlier terminated or extended for five years in accordance with the terms of the Lease Agreement. Under the Lease Agreement, the Company’s financial obligations will include base monthly rent of approximately $10,833 per month, which rent will increase by 15% upon the extension of the term of the lease for five years beyond the initial five-year term. The Company will also be responsible for all monthly expenses related to the leased facilities, including insurance premiums, taxes and other expenses, such as utilities.

The Company anticipates that the close of the Sale and Leaseback Transaction will occur in the third calendar quarter of 2020, subject to satisfaction of certain customary closing conditions for transactions of this type. There will be no disruption of the Company’s operations as a result of the Sale and Leaseback Transaction, as the Company will continue to operate one of its clinics on the Real Property pursuant to the Lease Agreement. The consummation of the Sale and Leaseback Transaction will result in the reduction of the Company’s debt by approximately $1.23 million upon the satisfaction of the Company’s existing mortgage on the Real Property at closing.

The foregoing summaries of the Purchase Agreement and the Lease Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Lease Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Description

	10.1	Contract of Purchase and Sale, dated June 5, 2020

	10.2	Form of Lease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2020	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
		Name:	Jeffrey S. Ervin
		Title:	Chief Executive Officer